SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

PRESCIENT APPLIED INTELLIGENCE, INC.

f/k/a The viaLink Company
(Exact name of registrant as specified in its charter)

Delaware	000-21729	73-1247666
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

1247 Ward Avenue, Suite 200
West Chester, Pennsylvania 19380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 719-1600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

      On April 12, 2005, Prescient Applied Intelligence, Inc. (the “Company”) issued a promissory note in the principal amount of $250,000, to TAK Investments, Inc., which is due and payable in full at any time upon demand by TAK Investments (the “Note”). The Note will automatically convert into the securities offered and sold to participants in a private placement of equity securities by the Company. The Note bears regular interest at an annual rate of ten percent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      Please see the Company’s response to Item 1.01.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits.

      Exhibit 10       10% Demand Promissory Note, dated April 12, 2005

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESCIENT APPLIED INTELLIGENCE, INC.
Date: April 13, 2005	By:	/s/ Stan Szczygiel
Stan Szczygiel, Vice President and
Chief Financial Officer

2